Exhibit 99.1

AmerisourceBergen Corporation P.O. Box 959 Valley Forge, PA 19482

Contact:                Barbara Brungess

610-727-7199

bbrungess@amerisourcebergen.com

AMERISOURCEBERGEN ANNOUNCES CHANGES TO ITS BOARD OF DIRECTORS

AND ADOPTION OF PROXY ACCESS

VALLEY FORGE, Pa., November 18, 2015 — AmerisourceBergen Corporation (NYSE: ABC) today announced that, following Richard C. Gozon’s retirement as Chairman of the Board at the annual meeting of stockholders in March 2016, Steven H. Collis, President and Chief Executive Officer, will succeed Mr. Gozon as Chairman of the Board, and Jane E. Henney, M.D., will become the Board’s Lead Independent Director.  The election of Mr. Collis and Dr. Henney is contingent on their re-election as directors at the annual meeting of stockholders scheduled to be held on March 3, 2016.

Mr. Collis has been President and Chief Executive Officer of AmerisourceBergen since July 2011 and a director since May 2011.  Dr. Henney has served as a director since January 2002 and Chair of the Governance and Nominating Committee since June 2009.

Through the clearly delineated authority and responsibilities set forth in AmerisourceBergen’s corporate governance principles, the Lead Independent Director will have a dynamic leadership role in the governance of the Board, with robust duties, including authority to approve Board agendas and materials, call meetings of independent directors and preside over regularly scheduled executive sessions of independent directors held without the Chairman present.

Mr. Gozon said, “With his unparalleled knowledge of the Company and industry, Steve is uniquely positioned to lead AmerisourceBergen as it moves forward and to fulfill the Company’s long-term strategic objectives and expansion into new markets. His strategy has built, and will continue to build, value for shareholders.”

“Jane’s integrity, experience as a director of public companies, including at Cigna Corporation, AstraZeneca PLC and Cubist Pharmaceuticals, Inc., commitment to governance best practices and leadership of the Governance and Nominating Committee made her a clear choice to take on the role of Lead Independent Director,” added Mr. Gozon.  “As Lead Independent Director, Jane will drive a high performance Board culture.”

Commenting on Mr. Gozon’s service, Mr. Collis said, “I want to thank Dick for his extraordinary dedication to AmerisourceBergen and the outstanding leadership and guidance that he has provided as Chairman. While we will miss him greatly, Dick’s legacy will be lasting.”  Mr. Collis added, “I am grateful that Jane has agreed to assume the position of Lead Independent Director following Dick’s retirement. She brings tremendous commitment to her responsibilities on the Board, vital healthcare, health policy and regulatory expertise, and substantial management experience.”

Dr. Henney also serves on the Advisory Committee on Governance for the National Association of Corporate Directors (NACD), and has been recognized as a top 100 director by the NACD.

In addition, the Board of Directors amended and restated AmerisourceBergen’s bylaws to allow eligible stockholders to include their director nominees in the Company’s proxy materials along with the director nominees selected by the Board.  Under the proxy access bylaw provisions, a stockholder or a group of up to 20 stockholders who have continuously owned at least three percent of AmerisourceBergen’s outstanding common stock for three years or more may nominate director nominees to fill up to the greater of 2 or 20 percent of the available board seats.  The nominating stockholder or group of stockholders, as well as the nominees, must satisfy procedural and disclosure requirements set out in the amended bylaws.

“The adoption of proxy access for director nominations,” Mr. Gozon noted, “demonstrates the Board’s continuing efforts to implement leading practices in corporate governance and its commitment to meaningful engagement with, and responsiveness to, our stockholders.”

About AmerisourceBergen

AmerisourceBergen is one of the largest global pharmaceutical sourcing and distribution services companies, helping both healthcare providers and pharmaceutical and biotech manufacturers improve patient access to products and enhance patient care. With services ranging from drug distribution and niche premium logistics to reimbursement and pharmaceutical consulting services, AmerisourceBergen delivers innovative programs and solutions across the pharmaceutical supply channel in human and animal health. With over $135 billion in annual revenue, AmerisourceBergen is headquartered in Valley Forge, PA, and employs approximately 18,000 people. AmerisourceBergen is ranked #16 on the Fortune 500 list. For more information, go to www.amerisourcebergen.com.

AmerisourceBergen’s Cautionary Note Regarding Forward-Looking Statements

Certain of the statements contained in this press release are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Words such as “expect,” “likely,” “outlook,” “forecast,” “would,” “could,” “should,” “can,” “will,” “project,” “intend,” “plan,” “continue,” “sustain,” “synergy,” “on track,” “believe,” “seek,” “estimate,” “anticipate,” “may,” “possible,” “assume,” variations of such words, and similar expressions are intended to identify such forward-looking statements. These statements are based on management’s current expectations and are subject to uncertainty and change in circumstances. These statements are not guarantees of future performance and are based on assumptions that could prove incorrect or could cause actual results to vary materially from those indicated. Among the factors that could cause actual results to differ materially from those projected, anticipated, or implied are the following: competition; industry consolidation of both customers and suppliers resulting in increasing pressure to reduce prices for our products and services; changes in pharmaceutical market growth rates; price inflation in branded and generic pharmaceuticals, and price deflation in generics; declining economic conditions in the United States and abroad; financial market volatility and disruption; substantial defaults in payment, material reduction in purchases by or the loss, bankruptcy or insolvency of a major customer; the loss, bankruptcy or insolvency of a major supplier; changes to the customer or supplier mix; the retention of key customer or supplier relationships under less favorable economics or the adverse resolution of any contract or other dispute with customers or suppliers; interest rate and foreign currency exchange rate fluctuations; the disruption of AmerisourceBergen’s cash flow and ability to return value to its stockholders in accordance with its past practices; risks associated with the strategic, long-term relationship between Walgreen Boots Alliance, Inc. and AmerisourceBergen, including with respect to the pharmaceutical distribution agreement and/or the global sourcing joint venture;  risks associated with the potential impact on AmerisourceBergen’s earnings per share resulting from the issuance of the warrants to subsidiaries of Walgreen Boots Alliance, Inc. (the “Warrants”); AmerisourceBergen’s inability to implement its hedging strategy to mitigate the potentially dilutive effect of the issuance of its common stock in accordance with the Warrants under its special share repurchase program due to its financial performance, the current and future share price of its common stock, its expected cash flows, competing priorities for capital, and overall market conditions; changes in the United States healthcare and regulatory environment; increasing governmental regulations regarding the pharmaceutical supply channel and pharmaceutical compounding; federal and state government enforcement initiatives to detect and prevent suspicious orders of controlled substances and the diversion of controlled substances; federal and state prosecution of alleged violations of related laws and regulations, and any related litigation, including shareholder derivative lawsuits or other disputes relating to our distribution of controlled substances; increased federal scrutiny and qui tam litigation for alleged violations of fraud and abuse laws and regulations and/or any other laws and regulations governing the marketing, sale, purchase and/or dispensing of pharmaceutical products or services and any related litigation; material adverse resolution of pending legal proceedings; declining reimbursement rates for pharmaceuticals; the acquisition of businesses that do not perform as expected, or that are difficult to integrate or control, including the integration of MWI and PharMEDium, or the ability to capture all of the anticipated synergies related thereto; managing foreign expansion, including non-compliance with the U.S. Foreign Corrupt Practices Act, anti-bribery laws and economic sanctions and import laws and regulations; malfunction, failure or breach of sophisticated information systems to operate as designed; risks generally associated with data privacy regulation and the international transfer of personal data; changes in tax laws or legislative initiatives that could adversely affect AmerisourceBergen’s tax positions and/or AmerisourceBergen’s tax liabilities or adverse resolution of challenges to AmerisourceBergen’s tax positions; natural disasters or other unexpected events that affect AmerisourceBergen’s operations; the impairment of goodwill or other intangible assets, resulting in a charge to earnings; errors in the production, labeling or packaging of products compounded by our compounded sterile preparations (CSP) business; and other economic, business, competitive, legal, tax, regulatory and/or operational factors affecting AmerisourceBergen’s business generally. Certain additional factors that management believes could cause actual outcomes and results to differ materially from those described in forward-looking statements are set forth (i) in Item 1A (Risk Factors) and Item 1 (Business) in the Company’s Annual Report on Form 10-K for the fiscal year ended September 30, 2014 and elsewhere in that report and (ii) in other reports filed with the Securities and Exchange Commission.

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